Exhibit (h)(4)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of July 1, 2007 by and between UST Advisers, Inc. (“USTA”) and Columbia Management Advisors, LLC (“CMA”).

WHEREAS, USTA is currently serving as administrator pursuant to that certain Administration Agreement dated November 12, 2004, by and among BISYS Fund Services Ohio, Inc. (“BISYS”), U.S. Trust Company, N.A. (“U.S. Trust”) and each of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust (each a “Company” and collectively the “Companies”, and the series thereof, the “Funds”); and the Administration Agreement Assumption Agreement dated December 16, 2005 between USTA, U.S. Trust Company, National Association and each Company (as so amended the “Agreement”).

WHEREAS, BISYS serves as sub-administrator to the Funds under the Administration Agreement; and

WHEREAS, USTA desires to assign its rights and obligations under the Administration Agreement to CMA; and

WHEREAS, CMA desires to assume such rights and obligations;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree that the Agreement is hereby amended as follows:

1. USTA hereby assigns and CMA hereby assumes, effective as of July 1, 2007, all of USTA’s rights, duties and obligations under the Agreement.

2. The Companies and BISYS hereby consent to such assignment.

3. Except as amended hereby, the Agreement remains in full force and effect.

4. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

Acknowledged, Agreed and Accepted:

UST ADVISERS, INC.

By:	/s/ Mary E. Martinez
Name:	Mary E. Martinez
Title:	Chief Operating Officer Asset Management

COLUMBIA MANAGEMENT ADVISORS, LLC

By:
Name:
Title:

EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
Each in its own capacity and on behalf of each of its Funds

By:
Name:
Title:

BISYS FUND SERVICES OHIO, INC.

By:
Name:
Title:

Acknowledged, Agreed and Accepted:

UST ADVISERS, INC.

By
Name:
Title:

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	Managing Director

EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
Each in its own capacity and on behalf of each of its Funds

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BISYS FUND SERVICES OHIO, INC.

By:
Name:
Title:

Acknowledged, Agreed and Accepted:

UST ADVISERS, INC.

By:
Name:
Title:

COLUMBIA MANAGEMENT ADVISORS, LLC

By:
Name:
Title:

EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
Each in its own capacity and on behalf of each of its Funds

By:
Name:
Title:

BISYS FUND SERVICES OHIO, INC.

By:	/s/ Dana Donahue
Name:	Dana Donahue
Title:	Executive Vice President